    As filed with the Securities and Exchange Commission on March 24, 2003

                                                  Registration No. _____________

===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                             ----------------------
                               THE ANDERSONS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                       Ohio                                      5150                                  34-1562374
           (State or other jurisdiction              (Primary Standard Industrial                   (I.R.S. employer
        of incorporation or organization)             Classification Code Number)                identification number)


                              480 WEST DUSSEL DRIVE
                               MAUMEE, OHIO 43537
                                 (419) 893-5050
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                             ----------------------
                               BEVERLY J. MCBRIDE
                               THE ANDERSONS, INC.
                              480 WEST DUSSEL DRIVE
                               MAUMEE, OHIO 43537
                                 (419) 893-5050
            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                             ----------------------

         Approximate date of commencement of proposed sale of the securities to the public: From time to time after the effective date of the registration statement.

         If the securities being registered on this form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


------------------------------------ --------------------- ------------------------- ---------------------------- -----------------
                                                                                      Proposed Maximum Aggregate
 Title of Each Class of Securities       Amount to be          Proposed Maximum            Offering Price             Amount of
         to be registered                 Registered       Offering Price Per Unit             (1)                Registration Fee
------------------------------------ --------------------- ------------------------- ---------------------------- ----------------

6% Ten-Year Debentures                    $ 8,000,000                100%                   $ 8,000,000                  $  647
------------------------------------ --------------------- ------------------------- ---------------------------- -----------------
5% Five-Year Debentures                   $12,000,000                100%                   $12,000,000                  $  971
------------------------------------ --------------------- ------------------------- ---------------------------- -----------------
               Total                      $20,000,000                                                                    $1,618
------------------------------------ --------------------- ------------------------- ---------------------------- -----------------


(1) Estimated solely for purpose of computing the registration fee pursuant to Rule 457(f) under the Securities Act of 1933, as amended.

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

        This Prospectus is NOT complete and was filed on March 24, 2003.


                                                                      [LOGO]

PROSPECTUS
$ 8,000,000 6% TEN-YEAR DEBENTURES
$12,000,000 5% FIVE-YEAR DEBENTURES
($1,000 MINIMUM INVESTMENT)
                                                             The Andersons, Inc.
                                                           480 West Dussel Drive
                                                              Maumee, Ohio 43537
                                                                   (419)891-5050
-------------------------------------------------------------------------------
                               TERMS OF DEBENTURES


- Debentures will be issued the first of the month following our receipt of payment. Interest begins to accrue on that day.

- Interest will be paid to you annually on the anniversary of the date issued.

- We may redeem debentures at any time by paying you principal plus accrued interest.

-        No sinking fund will be provided; these debentures are not secured.



                                TERMS OF SALE

-        There is no established trading market for the debentures.

- We will sell debentures continuously until they are all sold or the offering is terminated.

- There are no underwriters or commissions to be paid. We are selling directly to you.

- We will receive all proceeds from the sale of debentures. We expect the expenses of this offering to approximate $46,000.

         You should carefully consider the Risk Factors identified that we have listed beginning on page 4.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


-------------------------------------------------------------------------------

         The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

-------------------------------------------------------------------------------

              The date of this Prospectus is ________________, 2002

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC maintains an internet site at http://www.sec.gov that contains reports, proxy and information statements, and other information, regarding issuers that file documents with the SEC electronically.

         The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until we sell all of the debentures.

-        Annual Report on Form 10-K for the year ended December 31, 2002.

         This prospectus is part of a registration statement on Form S-3 that we filed with the SEC.

         Any person, including any beneficial owner, may request a copy of these filings, at no cost, by contacting us at:

         Investor Relations
         Gary Smith
         Vice President, Finance & Treasurer
         The Andersons, Inc.
         480 West Dussel Drive
         Maumee, Ohio 43537
         (419)891-6417
         email:gary_smith@andersonsinc.com

         You should rely only on the information incorporated by reference or provided in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these debentures in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this document. We undertake no obligation to update any of the information in this Prospectus, except as provided by law.





                                TABLE OF CONTENTS
                                                                       Page
       Summary                                                          3
       Risk Factors                                                     4
       Use of Proceeds                                                  5
       Capitalization                                                   5
       Description of Debentures                                        5
       Plan of Distribution                                             7
       Legal Opinions                                                   7
       Experts                                                          7

                                     SUMMARY

         This page summarizes important points about us and about the debentures that we are selling. It is important that you read the more detailed information about the debentures that we are offering included later in the document and the information about us that we are incorporating by reference.

                               THE ANDERSONS, INC.

         We are engaged in several businesses including agriculture, processing, rail car leasing and retail. Our Agriculture Group operates grain elevators, merchandises grain and distributes agricultural fertilizer. Our Processing Group produces lawn fertilizer and corncob products. Our Rail Group buys, sells, manages, leases and repairs railcars and our Retail Group operates six large home centers, a mower sales and service shop and a distribution center. We have been in existence since 1947 and have sold debentures under similar terms to this offering for many years. Our principal administrative offices are located at 480 West Dussel Drive, Maumee, Ohio 43537. Our telephone number is (419) 893-5050.

                                  OUR OFFER
SECURITIES             $ 8,000,000 principal amount 6% Ten-Year Debentures.
                       $12,000,000 principal amount 5% Five-Year Debentures.
                       Offered directly by the Company.
                       $1,000 minimum principal investment.
REDEMPTION             Redeemable at maturity or at the option of the Company.
USE OF PROCEEDS        Payment of current maturities of long-term debt with
                       the remainder added to working capital or used for general corporate purposes.

                       RATIO OF EARNINGS TO FIXED CHARGES


                                                                Year ended December 31
                                               ------------ ---------- ---------- --------- -------------
                                                  2002        2001       2000       1999        1998
                                               ------------ ---------- ---------- --------- -------------
Ratio of earnings to fixed charges                2.48        1.79       1.93       1.91        1.97


                          SUMMARY FINANCIAL INFORMATION

      (In thousands, except for per share data)                      Year ended December 31
                                                             2002              2001             2000
                                                       ----------------- ----------------- ----------------
Sales and merchandising revenues                            $1,075,834          $984,627         $961,122
Income before income taxes                                      19,834            11,931           14,364
Net income                                                      13,319             8,857           10,078
Per share data:
   Basic earnings per share                                       1.83              1.22             1.34
   Diluted earnings per share                                     1.79              1.21             1.34
   Dividends paid                                                 0.26              0.26             0.24

                                                                        As of December 31
                                                             2002              2001             2000
                                                       ----------------- ----------------- ----------------
Working capital                                               $ 80,830          $ 75,228         $ 55,260
Total assets                                                   469,815           458,324          442,965
Long-term debt                                                  84,272            91,316           80,159
Shareholders' equity                                           104,840            94,934           89,836


                                 RISK FACTORS

         Following are factors that we believe you should consider before making an investment decision.

SEASONALITY; WEATHER CONDITIONS

         Many of our operations are dependent on weather conditions. The success of our Agriculture Group is highly dependent on the weather in the eastern corn belt (Ohio, Michigan, Indiana and Illinois), primarily during the spring planting season through the summer (wheat) and fall (corn and soybean) harvests. The Processing Group manufactures and distributes lawn fertilizer for home and professional use and its sales are highly seasonal with the majority occurring in the first and second quarter. Poor weather conditions during the spring adversely affect consumer purchases of do-it-yourself lawn care products. The Retail Group's business is also highly seasonal with a majority of sales generated in the second and fourth quarters.

SUPPLY AND DEMAND OF COMMODITIES

         Our Agriculture Group buys, sells and holds inventories of various commodities, some of which are readily traded on commodity futures exchanges. Our Processing Group uses some of these same commodities as base raw materials in its lawn fertilizer. Changes in the supply and demand of these commodities can affect the value of inventories that we hold as well as the price of raw materials for our Processing Group. We hedge the majority of our grain inventory positions including purchase and sale contracts, however, we are unable to hedge 100% of the price risk of each transaction due to timing, availability of hedge contracts and third party credit risk. We generally do not hedge non-grain commodities.

GOVERNMENT POLICY

         Agricultural production and trade flows are significantly affected by government actions. Examples of government policies include tariffs, duties, subsidies, import and export restrictions and outright embargos. Changes in government policies and producer supports may impact the amount and type of grains planted, which in turn, may impact our ability to buy grain in our market region. Because a portion of our grain sales are to exporters, the imposition of export restrictions could limit our sales opportunities.

         Our Processing Group manufactures lawn fertilizers and control products using potentially hazardous materials. Regulations about the use and registration of these materials have in the past and may in the future require us to adjust the raw material content of our products and make formulation changes.

         Changes in existing and future government policies may restrict our ability to do business and/or cause our financial results to suffer.

ENVIRONMENTAL RISKS

         We handle potentially hazardous materials in several of our businesses. Our operations are regulated by environmental laws and regulations, including those governing the labeling, use, storage, discharge and disposal of hazardous materials. Because we use and handle hazardous substances in our business, changes in environmental requirements or an unanticipated significant adverse environmental event could have a material adverse effect on our business. In addition, changes to environmental regulations may require us to modify our existing plant and processing facilities and could significantly increase the cost of those operations.

ABSENCE OF PUBLIC MARKET FOR DEBENTURES; EFFECT OF INTEREST RATE CHANGES

         We don't intend to list these Debentures on any national securities exchange. We don't expect any trading market to develop. Because of this, we can't provide assurance that any market will develop for the Debentures. If you want to sell your Debentures, we can't assure you that a willing buyer will be found or at what price you might be able to sell. In addition, because the interest rates on the Debentures are fixed, an increase in general interest rates would negatively impact the value of the Debentures and consequently any market that may develop.

SUBORDINATED OBLIGATIONS; ADDITIONAL LEVERAGE NOT RESTRICTED

         Our Debenture obligations are subordinate and junior in right of payment to all of our senior indebtedness. The Debentures are of equal rank with other debenture bonds of the Company due through 2013 at interest rates ranging from 5.5% to 8.5%. We are able to incur additional indebtedness or issue other securities that would be senior to the Debentures. See Description of Debentures for further discussion about the Debentures

CALL FEATURE OF THE DEBENTURES

         You may redeem the Debentures on their maturity date for the principal amount plus accrued interest. We hold the option to call the Debentures at any time, paying principal plus interest at the date that they are called. Although we don't plan to call these debentures before their maturity, we can't guarantee that this will not happen. You, as a holder of Debentures, don't have the option to require us to purchase your Debentures.

ABSENCE OF DEBENTURE CREDIT RATING

         The Debentures have not been rated by an independent rating organization. We don't plan to seek an independent rating at this time.

                                 USE OF PROCEEDS

         The offering is not underwritten and we don't know how many of the Debentures will sell or when they will be sold. The proceeds we receive from the sale of the Debentures (after deducting our expenses) will be used first for the payment of current maturities of long-term debt as scheduled. Following are our current maturities as of December 31, 2002 (in thousands):

Debenture bonds due 2003, interest rates from 7.0% to
   8.5%                                                      $6,019
Notes payable, due quarterly with balance due in 2008,
   interest rate 6.95%                                        1,268
Acquisition liability                                           810
Note payable, variable rate (2.76% at December 31,
   2002), payable quarterly with balance due in 2005            496
Note payable, due quarterly with balance due in 2017,
   interest rate 6.5%                                           795
Other                                                           387
                                                          ----------
                                                             $9,775
                                                          ==========

         There is no time limit to this offering, and we plan to continue the sale of the Debentures indefinitely or until they are completely sold. We are not requiring a minimum sale of Debentures under this offering, and if the amount sold does not cover our current maturities, we will fund those payments either through cash provided by operations or with borrowings on our short-term line of credit.

         Our secondary use for proceeds will be to add to working capital. Increases in working capital will allow us to reduce our short-term borrowings.

                                 CAPITALIZATION

         Following are the details (in thousands) of our consolidated capitalization as of December 31, 2002. We haven't included the effect of the receipt of any proceeds from this offering of Debentures, since the amount of proceeds and when the proceeds will be received is uncertain.

Long-term debt:
     Notes payable                                     $ 49,101
     Debenture bonds                                     21,609
     Industrial development revenue bonds                 7,750
     Capital lease obligation                             3,823
     Acquisition liability                                1,841
     Other                                                  148
                                                   --------------
          Total long-term debt                           84,272

Shareholders' equity:
     Common shares                                           84
     Additional paid-in capital                          66,662
     Treasury shares                                   (12,558)
     Other                                                (888)
     Retained earnings                                   51,540
                                                   --------------
          Total shareholders' equity                    104,840
                                                   --------------
                  Total capitalization                 $189,112
                                                   ==============

         See Notes 6, 7, and 10 to our Consolidated Financial Statements as of December 31, 2002 for additional information as to the lines of credit, long-term debt and leases and related commitments.

                            DESCRIPTION OF DEBENTURES

         The Debentures we are offering are to be issued under an Indenture between us and Fifth Third Bank, as Trustee (the "Trustee"). The original Indenture agreement was dated as of October 1, 1985, and has been supplemented by a Seventeenth Supplemental Indenture, dated as of August 14, 1997. The Seventeenth Supplemental Indenture was created to authorize a new series of debentures that were registered and issued from 1997 to the present. We confirmed our liability for the interest and principal payment of these debentures as well as compliance with the original Indenture. Except for the rate of interest and years to maturity, the terms and conditions of the Debentures, including all debentures previously issued under the Indenture, are identical. Following are summaries of certain provisions of the Indenture that are not complete definitions. Please refer to the Seventeenth Supplemental Indenture a copy of which was filed as an exhibit to our 1999 Annual Report on Form 10-K or the original Indenture as previously filed. If particular Sections or defined terms of the Indenture are referred to in this Prospectus, we intend that such Sections or defined terms shall be incorporated by reference from the original Indenture documents.

GENERAL

         The Indenture does not limit the principal amount of the Debentures, either in the aggregate or as to any series. The Debentures will be unsecured direct obligations of the Company and any successor entities.

         We may not merge or consolidate or sell substantially all of our assets as an entirety unless the successor entity expressly assumes the payment of principal and interest on all outstanding Debentures

         Although we have no present plans, understandings or arrangements, we may issue unsecured debt in the future. This new unsecured debt may have terms that would be senior to the Debentures. If we become subject to any insolvency or bankruptcy proceedings, or any other receivership, liquidation, reorganization or similar proceedings, the holders of any such senior debt as well as holders of any of our secured debt would be entitled to receive payment in full before the holders of the Debentures are entitled to receive any payment of principal or interest on the Debentures. The Indenture contains no restriction against our issuance of additional indebtedness, including unsecured debt senior to the Debentures, or secured debt. The Debentures are of equal rank with other debenture bonds of the Company due through 2013 at interest rates ranging from 5.5% to 8.5%. See Note 7 of the Notes to our Consolidated Financial Statements as of December 31, 2002 for more information about our secured borrowings.

         The Indenture contains no minimum working capital, current ratio or other such requirements, or any protective provisions in the event of a highly leveraged transaction. No such transactions are contemplated.

         We will issue Debentures on the first of the following month after we receive payment for the Debentures. The Debentures we are offering will be due in either five years or ten years from their Original Issue Date. This maturity date is subject to our right to redeem the Debentures at any time by paying the holder the principal amount plus accrued interest to the date of redemption (Section 1101). The Debentures will bear interest at the annual rate shown on the front cover of this Prospectus. The interest payment will be made annually to the holder of record at the close of business on the fifteenth day of the month preceding the Interest Payment Date and will first occur one year from the Original Issue Date. (Section 301) Principal and interest will be payable, and the Debentures will be transferable, at the office of the Trustee, Fifth Third Bank, Corporate Trust Services, Mail Drop 1090D2, 38 Fountain Square Plaza, Cincinnati, Ohio, 45263. We may, however, make any payment of interest or principal by check mailed to the address of the holder of record as it appears on the Debenture Register. (Sections 301 and 307)

         The Debentures will be issued only in fully registered form without coupons in denominations of $1,000 or any multiple of $1,000. (Section 302) No service charge will be made for any transfer or exchange of Debentures, but we may require payment of an amount sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange. (Section
305)

         We may issue Debentures in series from time to time with an aggregate principal amount as is authorized by our Board of Directors. (Section 311) The Debentures do not provide for any sinking fund. At December 31, 2002, we had outstanding Debentures with a principal amount of $27.7 million.

MODIFICATION AND WAIVER

         We can't modify the Indenture without the approval of the holders of 66 2/3 % of the principal amount of all outstanding debentures that would be affected by the modification. Specifically, the following modifications need support of 66 2/3% of holders:

-        A change to the stated maturity date of the principal of any Debenture;

-        A change to the stated payment date of interest;

-        A reduction of the principal amount of any Debenture;

-        A reduction of the interest paid on any Debenture;

- A change to the place or currency of payment of principal or interest on any Debenture;

- A limitation on the right to institute suit for the enforcement of any payment on or with respect to any Debenture;

- A reduction of the above-stated percentage of holders of Debentures necessary to modify or amend the Indenture; or

- A modification of the foregoing requirements or reduction of the percentage of outstanding

         Debentures necessary to waive any past default to less than a majority.

         Holders of a majority of the principal amount of the outstanding Debentures may waive compliance by the Company with certain restrictions. (Sections 902 and 513)

EVENTS OF DEFAULT

         The following are events of default:

-        failure to pay principal when due;

-        failure to pay any interest when due, continued for 30 days;

- failure to perform any other indenture covenant of the Company, continued for 60 days after written notice; and

-        certain events in bankruptcy, insolvency or reorganization.

         If we don't make payments of principal or interest, the Trustee must provide you with a notice of default. For any other event of default, the Trustee is not required to send notice to you if it considers withholding the notice to be in your best interest. (Section 501 and 602)

         If an event of default happens and is not cured, either the Trustee or the holders of 25% or more of the principal amount of the Debentures may accelerate the maturity of all outstanding Debentures.

         Holders of a majority of the principal amount of the outstanding Debentures may waive a default that would normally result in acceleration of the Debentures, but only if all defaults have been remedied and all payments due have been made. (Sections 502 and 513)

         You have the unconditional right to receive the payment of principal and interest when due and to institute suit for the enforcement of such payment. (Section 508)

THE TRUSTEE

         Except for its duties in the case of default as described previously, the Trustee is not required to exercise any of its rights or powers under the Indenture at the request, order or direction of any holders, unless such holders have offered to the Trustee reasonable indemnity. (Section 603) Subject to such provisions for indemnification, the holders of a majority in principal amount of the outstanding Debentures may determine the time, method and place of conducting proceedings for any remedy available to the Trustee, or of exercising any trust or power conferred upon the Trustee. (Section 512)

         We are required to furnish to the Trustee an annual statement on our performance or fulfillment of covenants, agreements or conditions in the Indenture and the absence of events of default. (Section 1004)

PLAN OF DISTRIBUTION

         This offering of Debentures is not underwritten. We are selling the Debentures directly to you without any intermediaries. There is no time limit to this offering and we plan to continue the sale of the Debentures indefinitely or until they are completely sold. We can't be sure of the amount of Debentures that we may ultimately sell. We are selling the Debentures for our own account and are not paying commissions to anyone.

LEGAL OPINIONS

         Beverly J. McBride, our Vice President, General Counsel and Secretary has issued an opinion regarding certain legal matters and matters with respect to Ohio law. She owns 41,953 of our common shares and has the option to purchase 15,200 additional common shares (10,900 of the options are exercisable).

EXPERTS

         The financial statements and schedule incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2002 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

-------------------------------------------------------------------------------

         You should rely only on the information contained in or incorporated by reference in this prospectus. We have authorized no one to provide you with different information.

         We are not making an offer of these securities in any location where the offer is not permitted.

         You should not assume that the information in this prospectus, including information incorporated by reference, is accurate as of any date other than the date on the front of the prospectus.

                             SUBSCRIPTION AGREEMENT
            FOR 6% TEN-YEAR DEBENTURES AND 5% FIVE-YEAR DEBENTURES OF
                               THE ANDERSONS, INC.

     (I)(We) hereby subscribe for:

         ______________________________ multiple(s) of 6% Ten-Year Debentures

         ______________________________ multiple(s) of 5% Five-Year Debentures of The Andersons, Inc. at face value. Each multiple is $1,000. Herewith find $_________________ in full payment thereof.

         The Debentures should be registered and issued in the following mode of ownership: (ONLY ONE MODE OF OWNERSHIP MAY BE SELECTED)


1.   ______________________________ an individual.
                  (Name)

2.   ______________________________ and _______________________________ as joint tenants with right of survivorship and
                  (Name)                            (Name)                     not as tenants in common.

3.   ______________________________ and _______________________________ as tenants in common.
                  (Name)                            (Name)

4.   ______________________________ as custodian for _____________________________ under the Uniform Gifts to Minors
                  (Name)                                        (Name)                    Act, as applicable.

5.   ______________________________ trustee for __________________________.
                  (Name)                                (Name)

     Trust Name __________________________  Date of Trust______________________________

6.   ______________________________ TOD __________________________ subject to STA TOD Rules.
                  (Name)                        (Name)


         I acknowledge receipt of a copy of the current Prospectus of The Andersons, Inc. with respect to the offering of the above Debentures subscribed for hereby which will be issued, and interest will begin to accrue, as of the first day of the month following the month in which payment of the Debentures has been received by The Andersons, Inc. Under the penalties of perjury, I certify that the information listed below is true, correct and complete.

Dated ____________________________________    Signed _____________________________________________________

                                              Signed _____________________________________________________


         Please print name, address, social security number and telephone number of registered owner(s).


--------------------------------------------------          --------------------------------------------------------
                        (Name)                                                       (Name)

--------------------------------------------------          --------------------------------------------------------
                        (Street)                                                     (Street)

--------------------------------------------------          --------------------------------------------------------
              (City, State, Zip Code)                                       (City, State, Zip Code)

--------------------------------------------------          --------------------------------------------------------
 (Social Security Number or Federal I.D. Number)                   (Social Security Number or Federal I.D. Number)

--------------------------------------------------          --------------------------------------------------------
          (Area Code)(Telephone Number)                                (Area Code)(Telephone Number)


Make check payable to: The Andersons, Inc.                    YOU ARE REQUIRED TO COMPLETE THE W-9 FORM ON THE REVERSE
SIDE Mail to:  The Andersons, Inc., Assistant Treasurer,                       OF THIS SUBSCRIPTION.
               PO Box 119, Maumee, Ohio 43537


                                    W-9 FORM
                            IMPORTANT TAX INFORMATION

We ask that you complete this substitute form W-9, sign in the space provided, and return it, with the subscription agreement to:

                    The Andersons, Inc.
                    PO Box 119
                    Maumee, Ohio 43537

A) Is your name and address correct on the preceding subscription form?
   _____ Yes _____ No (If No, please correct it on the subscription agreement.)

B) Taxpayer Identification Number (TIN). - Enter your TIN in the space provided below:

           Employer Identification Number ___ ___ - ___ ___ ___ ___ ___ ___ ___
                                               -OR-
           Social Security Number ___ ___ ___ - ___ ___ - ___ ___ ___ ___

C)  Please check the appropriate box:       [  ] Individual / Sole Proprietor     [  ] Corporation

                                            [  ] Partnership                      [  ] Other ____________


D)  Certification:  Under penalties of perjury, I certify that:

     1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and

     2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding.

Certification instructions: You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because of underreporting interest or dividends on your tax return.

Signature: _____________________________Title: ____________________Date: _______

PART II


INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following are additional estimated expenses of the offering described in the Prospectus:

Printing                                                      $ 12,000
Accounting fees                                                 18,000
Legal fees                                                       6,000
Blue Sky qualifications and expenses                             4,000
Securities and Exchange Commission filing fees                   1,618
Miscellaneous                                                    4,000
                                                       ------------------
Total                                                         $ 45,618
                                                       ==================


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 1701.59 of the Ohio General Corporation Law, inter alia, empowers an Ohio corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Similar indemnity is authorized for such person against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of any such threatened, pending or completed action or suit if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the shareholders or disinterested directors or by independent legal counsel in a written opinion that indemnification is proper because the indemnitee has met the applicable standard of conduct.

         Section 1701.59 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him or her and incurred in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify him or her under
Section 1701.59. The Company maintains policies insuring its and its subsidiaries' officers and directors against certain liabilities for actions taken in such capacities, including certain liabilities under the Securities Act of 1933.

         Article IV of the Code of Regulations of the Company provides for indemnification of the directors and officers of the Company to the full extent permitted by law, as now in effect or later amended. In addition, the Code of Regulations provide for indemnification against expenses incurred by a director or officer to be paid by the Company in advance of the final disposition of such action, suit or proceeding; provided, however, that if required by the Ohio General Corporation Law, an advancement of expenses will be made only upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall be ultimately determined that he or she is not entitled to be indemnified by the Company. The Code of Regulations further provide for a contractual cause of action on the part of directors and officers of the Company with respect to indemnification claims which have not been paid by the Company.

         Article Sixth of the Company's Restated Articles of Incorporation limits to the fullest extent permitted by the Ohio General Corporation Law as the same exists or may have been amended, the personal liability of the Company's directors to the Company or its shareholders for monetary damages for a breach of their fiduciary duty as directors. Section 1701.59 of the Ohio General Corporation Law currently provides that such provisions do not eliminate the liability of a director (i) for a breach of the director's duty of loyalty to the Company or its shareholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 1701.59 of the Ohio General Corporation Law (relating to the declaration of dividends and purchase or redemption of shares in violation of the Ohio General Corporation Law); or (iv) for any transaction from which the director derived an improper personal benefit.

ITEM 16. EXHIBITS.


Exhibit
Number        Description

3.1           Articles of Incorporation (Incorporated by reference to Exhibit
              3.3 to Registration Statement No. 33-58963).

3.2           Code of Regulations (Incorporated by reference to Exhibit 3.4 to
              Registration Statement No. 33-58963).

4.1           Form of Indenture dated as of October 1, 1985, between The
              Andersons and Ohio Citizens Bank, as Trustee. (Incorporated by reference to Exhibit 4(a) in Registration Statement No. 33-819).

4.2           The Seventeenth Supplemental Indenture dated as of August 14,
              1997, between The Andersons, Inc. and Fifth Third Bank, successor
              Trustee to an Indenture between The Andersons and Ohio Citizens
              Bank, dated as of October 1, 1985 (Incorporated by reference to Exhibit 4.4 to registrant's 1998 Annual Report on Form 10-K).

5.1 Opinion of Beverly J. McBride, dated March 24, 2003, as to the validity of the securities being registered hereby.

12            Computation of Ratio of Earnings to Fixed Charges.

23            Consent of Independent Accountants.

23.2 Consent of Beverly J. McBride (included in the opinion filed as Exhibit 5.1).

24.1          Powers of Attorney (included on signature page).



Exhibit
Number        Description

25            Statement of Eligibility and Qualification on Form T-1 of Fifth
              Third Bank, as Trustee under the Trust Indenture Act of 1939
              (Incorporated by reference to Exhibit 26 in Registration Statement
              33-62442).

ITEM 17. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

         (d) That, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (e) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act ("Act") in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Maumee, State of Ohio, on this 24th day of March, 2003.

                                        THE ANDERSONS, INC.

                                        By:/s/Michael J. Anderson
                                        -------------------------------------
                                        Michael J. Anderson
                                        President and Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael J. Anderson and Richard P. Anderson and each of them signing singly, his/her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


            Signature                         Title                Date               Signature                  Title       Date
            ---------                         -----                ----               ---------                  -----       ----

  /s/Michael J. Anderson          President and                  3/24/03    /s/John F. Barrett             Director        3/24/03
  ----------------------          Chief Executive Officer                   ------------------
  Michael J. Anderson             (Principal Executive Officer)             John F. Barrett


  /s/Richard R. George            Vice President, Controller     3/24/03    /s/Paul M. Kraus               Director        3/24/03
  --------------------               and CIO                                ----------------
  Richard R. George               (Principal Accounting                     Paul M. Kraus
                                     Officer)


  /s/Gary L. Smith                Vice President, Finance and    3/24/03    /s/Donald L. Mennel            Director        3/24/03
  ----------------                   Treasurer                              -------------------
  Gary L. Smith                   (Principal Financial Officer)             Donald L. Mennel


  /s/Richard P. Anderson          Chairman of the Board          3/24/03    /s/David L. Nichols            Director        3/24/03
  ----------------------          Director                                  -------------------
  Richard P. Anderson                                                       David L. Nichols

  /s/Donald E. Anderson           Director                       3/24/03    /s/Sidney A. Ribeau            Director        3/24/03
  ---------------------                                                     -------------------
  Donald E. Anderson                                                        Sidney A. Ribeau

  /s/Richard M. Anderson          Director                       3/24/03    /s/Charles A Sullivan          Director        3/24/03
  ----------------------                                                    ---------------------
  Richard M. Anderson                                                       Charles A. Sullivan

  /s/Thomas H. Anderson           Director                       3/24/03    /s/Jacqueline F. Woods         Director        3/24/03
  ---------------------                                                     ----------------------
  Thomas H. Anderson                                                        Jacqueline F. Woods
